 Exhibit 10.19

Supply Agreement

PartyA: Ren Yanhuai
PartyB: Yangling Dongke Madisen Pharmaceutical co.,ltd
Address: 8 Xinqiao Road Yangling Demonstration Zone

Based on the mutual trust and understanding, two parties reach the following agreements:

1 Both sides establish long term cooperation relationship in raw materials of Chinese medicine.
2 Party A purchases necessary raw materials from Party B with the current price.
3 Party B will provide the required raw materials (including variety, quantity, price and date)
4 Party A gives feedbacks to Party B within 10 days after receiving the goods. PartyB is responsible for the quality of the goods or return.
5 Payment term: rolling settlement, the 60%-70% payment of the goods is payable in the next month, but at the end of the year the debts should not exceed 450 thousand RMB.
6 Party B is in charge of delivering the raw materials to the PartyA’s designated warehouse and the transport expenses.
7 The agreement shall remain in force for the period of one year from the date of signature, unless one party terminates it.
8 If one party requires to terminate the contract, it must inform the other party in writing 30 days ahead.
9 the two parties could deal with the uncovered items friendly.
10 This agreement has two copies which have the same effect.

Party A(signature):

                                                      January 10, 2009

PartyA: Yangling Dongke Madisen Pharmaceutical co.,Ltd
Address: 8 Xinqiao Road Yangling Demonstration Zone
Zip Code: 712100

PartyB：Ren Yanhuai
Address: East house on the second floor Unit 3 Century Road No.7 Building Xiangyang Shaanxi.